                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lucent Technologies Inc. of our report dated October 20, 2004, except for Note 7 and the second and eleventh paragraphs of Note 13, as to which the date is November 9, 2004, relating to the consolidated financial statements, which appears in the Company's Current Report on Form 10-K filed December 3, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

December 3, 2004